Exhibit 99.2

ACLARIS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

MALVERN, PA, August 10, 2017 — Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a dermatologist-led, biopharmaceutical company, today announced the pricing of its underwritten public offering of 3,260,000 shares of its common stock at a price to the public of $23.02 per share.  The gross proceeds from the offering to Aclaris are expected to be $75.0 million. In addition, Aclaris has granted to the underwriters a 30-day option to purchase up to 489,000 additional shares of common stock at the public offering price, less the underwriting discount. The net proceeds from the offering to Aclaris are expected to be $70.3 million, after deducting underwriting discounts and commissions and estimated offering expenses, but excluding any exercise of the underwriters’ option. The offering is expected to close on or about August 16, 2017, subject to customary closing conditions.

Jefferies LLC and Leerink Partners LLC are acting as joint book-running managers for the offering. William Blair & Company, L.L.C., Guggenheim Securities, LLC, and JMP Securities LLC are acting as co-managers for the offering.

A shelf registration statement relating to this offering was filed with the Securities and Exchange Commission (SEC) on November 2, 2016 and declared effective by the SEC on November 14, 2016.  The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.  A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.  A final prospectus supplement and accompanying prospectus will be filed with the SEC.  When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com, or by phone at (877) 821-7388; or Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6132, email: syndicate@Leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a dermatologist-led biopharmaceutical company focused on identifying, developing and commercializing innovative and differentiated therapies to address significant unmet needs in medical and aesthetic dermatology.  Aclaris is focused on large, underserved market segments with no FDA-approved medications or where treatment gaps exist.  Aclaris is based in Malvern, Pennsylvania.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Aclaris Therapeutics, Inc., including statements about Aclaris’ anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2016, Aclaris’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and Aclaris’ other filings with the SEC under the heading “Risk Factors.”  In addition, the forward-looking statements included in this press release represent Aclaris’ views as of the date hereof. Aclaris anticipates that subsequent events and developments will cause Aclaris’ views to change. However, while Aclaris may elect to update these forward-looking statements at some point in the future, Aclaris specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aclaris’ views as of any date subsequent to the date hereof.

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Contact:

Aclaris Contact

Michael Tung, M.D.

Vice President / Investor Relations

484-329-2140

mtung@aclaristx.com

Media Contact

Mariann Caprino

TogoRun

917-242-1087

M.Caprino@togorun.com